Exhibit 10.17

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED

REVOLVER LOAN AGREEMENT

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVER LOAN AGREEMENT dated effective as of May 1, 2014 (this "First Amendment"), is made and entered into between RING ENERGY, INC., a Nevada corporation ("Borrower"), and PROSPERITY BANK, a Texas banking association, successor by merger to The F&M Bank & Trust Company (the "Bank").

WITNESSETH:

WHEREAS, the Borrower and the Bank are parties to that certain First Amended and Restated Revolver Loan Agreement dated as of October 30, 2013 (the "Existing Loan Agreement"), pursuant to which the Bank established a revolving line of credit in favor of the Borrower in the current maximum principal amount of Thirty Million Five Hundred Thousand and No/100 Dollars ($30,000,000.00), subject to the existing Revolver Commitment Amount ($10,000,000.00) until the Revolver Final Maturity Date (October 30, 2015 (the "Existing Revolver Commitment"); and

WHEREAS, the Borrower has requested the Bank to increase the Existing Revolver Commitment to the increased maximum principal amount of Fifty Million Dollars ($50,000,000.00), subject to the Revolver Commitment Amount and the Collateral Borrowing Base (each to be initially increased to $25,000,000); and

WHEREAS, subject to the terms, provisions and conditions hereinafter set forth, the Bank is willing to increase the Existing Revolver Commitment until the existing Revolver Final Maturity Date in the increased maximum principal amount of Fifty Million and No/100 Dollars ($50,000,000.00), subject to the Revolver Commitment Amount and the Collateral Borrowing Base.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree to amend the Existing Loan Agreement as follows:

1.

Definitions.  Any capitalized term used herein (including in the recitals hereto) but not otherwise defined shall have the meaning given to such term in the Existing Loan Agreement.  In addition, the following definitions in Article I of the Existing Loan Agreement are hereby replaced in their entirety, respectively:

"Base Rate" means the rate of interest published in the "Bonds, Rates and Yields" section of the money rates column of the Wall Street Journal (Southwest Edition) as its prime rate or base rate  on corporate loans at large U.S. money center banks or a similar rate if such rate ceases to be published or announced, in which event the Bank may select as the alternate rate such other announced and/or published prime rate or base rate for corporate loans of a New York, New York money center bank that the Bank deems in its sole discretion to be most comparable to the no longer announced or published prime or base rate. The Base Rate is not necessarily the best or lowest rate charged by the Bank from time to time.

"Revolver Commitment Amount" shall be the maximum outstanding principal amount plus Letter of Credit Exposures the Bank agrees from time to time to make available under the Revolver Commitment (currently stipulated to be equal to $25,000,000.00).

Revolver Commitment.  The Revolver Commitment is hereby increased to the maximum principal amount of $50,000,000.00 until the Revolver Final Maturity Date, subject to the restrictions contained in the Existing Loan Agreement, as amended by this First Amendment (as amended, the "Loan Agreement"), including the Collateral Borrowing Base and the Revolver Commitment Amount (each stipulated to initially be adjusted to the amount of $25,000,000.00).

2.

Replacement Revolver Note.  Section 2.2 of the Existing Loan Agreement is hereby amended to provide that the Borrower's obligation to repay the Revolver Loan advances made under the Revolver Commitment, together with interest accruing thereon, shall be evidenced by the Borrower's promissory note dated as of even date herewith, made payable to the order of the Bank in the face principal amount of $50,000,000, in form, content and substance acceptable to the Bank (the "Replacement Revolver Note").  All references in the Existing Loan Agreement to "Revolver Note" shall hereafter mean the Replacement Revolver Note.

3.

Third Party Reserve Report.  Section 4.1 (Semiannual Engineering Reports) of the Existing Loan Agreement is amended and modified to provide that the reserve report submitted to the Bank by each March 31, commencing March 31, 2015, shall be a third party engineering report from an individual or firm of reputable independent petroleum engineers reasonably acceptable to the Bank

4.

Ratification.  The remaining terms, provisions and conditions set forth in the Existing Loan Agreement shall remain in full force and effect for all purposes and are incorporated herein by reference. The Borrower restates, confirms, adopts and ratifies the warranties, covenants and representations set forth therein and further represents to the Bank that, as of the date hereof, no Default or Event of Default exists under the Loan Agreement (including this First Amendment).  The Borrower further confirms, grants and re-grants, pledges and re-pledges to the Bank a continuing and continuous, first priority security interest in and pledge of all of the items and types of Collateral more particularly described in Article III of the Existing Loan Agreement and in the Security Instruments as continuing security and collateral for the Revolver Commitment and the Indebtedness created pursuant thereto and as evidenced by the Replacement Revolver Note.

5.

Closing.  The Borrower shall execute and deliver, or cause to be executed and delivered to the Bank, each of the following as express conditions precedent to the effectiveness of the amendments and modifications contemplated by this First Amendment:

(a)

This First Amendment;

(b)

The Replacement Revolver Note;

(c)

The additional twenty five basis points (0.25%) fully earned and non-refundable loan origination fee owed by the Borrower to the Bank pursuant to Section 2.4 of the Loan Agreement on the increased amount ($15,000,000.00) of the Revolver Commitment Amount in immediately available U. S. Dollars ($37,5000.00);

(d)

Any amendments, modifications or supplements of the existing Security Instruments as deemed necessary or appropriate by the Bank to secure the Revolver Commitment and the Indebtedness as described and defined in the Loan Agreement; and

(e)

Closing certificate of the Borrower in form, scope and content acceptable to the Bank.

6.

SUBMISSION TO JURISDICTION.  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN TULSA COUNTY, OKLAHOMA AND WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT REGARDING THE LOAN AGREEMENT (INCLUDING THIS FIRST AMENDMENT), THE REPLACEMENT REVOLVER NOTE, AND THE OTHER LOAN DOCUMENTS (INCLUDING SECURITY INSTRUMENTS).

7.

Expenses.  The Borrower agrees to pay to the Bank on demand all reasonable and documented costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Bank in connection with the negotiation, preparation, execution, delivery, filing, recording and administration of the Loan Agreement (including this First Amendment), the Replacement Revolver Note, the Security Instruments and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof.  The Borrower further agrees that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this First Amendment are eventually closed and regardless of whether or not any or all sums evidenced by the Replacement Revolver Note are advanced to the Borrower by the Bank.  Upon the Borrower's failure to pay all such costs and expenses within fifteen (15) days of the Bank's submission of invoices therefore, the Bank shall pay such costs and expenses by debit to the general account of the Borrower without further notice to the Borrower. In any action to enforce or construe the provisions of the Loan Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

8.

Counterparts.  This First Amendment may be executed in multiple counterparts, each of which, when so executed, shall constitute an original copy.  Transmission by facsimile of an executed counterpart of this First Amendment by any party shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this First Amendment.

9.

WAIVER OF SPECIAL DAMAGES.  BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT BORROWER MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

10.

WAIVER OF JURY TRIALBORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE LOAN AGREEMENT (INCLUDING THIS FIRST AMENDMENT), THE REPLACEMENT REVOLVER NOTE, THE SECURITY INSTRUMENTS OR UNDER ANY AMENDMENT, SUPPLEMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE LOAN AGREEMENT (INCLUDING THIS FIRST AMENDMENT).  BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS FIRST AMENDMENT, THAT BANK HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS FIRST AMENDMENT AND THAT BANK WILL CONTINUE TO RELY ON THIS WAIVER OF JURY TRIAL IN THIS AND RELATED FUTURE TRANSACTIONS.  BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS HAD OPPORTUNITY TO REVIEW THIS JURY TRIAL WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.

Release.  In consideration of the amendments contained herein, Borrower hereby waives and releases the Bank from any and all claims and defenses, known or unknown, as of the effective date of this First Amendment, with respect to the Loan Agreement and the Loan Documents and the transactions contemplated thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

RING ENERGY, INC.,

a Nevada corporation

By /s/ William R. Broaddrick

William R. Broaddrick,

Chief Financial Officer

"Borrower"

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered in Tulsa, Oklahoma, effective as of the day and year first above written.

PROSPERITY BANK, successor by merger to

The F&M Bank & Trust Company

By /s/ Henry Smith

Henry Smith,

Vice President

"Bank"